Exhibit 10.1

AMENDMENT TO 2015 EQUITY INCENTIVE PLAN

(Effective June 3, 2016)

Ritter Pharmaceuticals, Inc., a Delaware corporation (the “Company”), hereby adopts this Amendment (this “Amendment”) to the 2015 Equity Incentive Plan (the “2015 Plan”).

WITNESSETH

WHEREAS, the Company’s Board of Directors (the “Board”) has adopted the 2015 Plan and the Company’s stockholders have ratified the 2015 Plan;

WHEREAS, the Plan currently provides that the maximum aggregate number of shares of common stock of the Company (“Company Stock”) that may be issued under the 2015 Plan is 328,289 shares, plus (ii) any shares which are subject to awards under the Prior Plans (as defined in the 2015 Plan) which after the Effective Date (as defined in the 2015 Plan) are forfeited or lapse unexercised or are settled in cash and are not issued under the Prior Plans;

WHEREAS, the 2015 Plan currently provides that no more than 328,289 shares may be delivered upon the exercise of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code;

WHEREAS, the 2015 Plan currently provides that, subject to Section 13.2 of the 2015 Plan, the maximum aggregate number of shares with respect to one or more awards that may be granted to any one person during any calendar year under the Plan shall be 65,657 shares;

WHEREAS, the Company desires to amend the 2015 Plan to (a) increase the number of shares of company stock that may be issued under the 2015 Plan by 475,000 shares to an aggregate of (i) 803,289 shares plus (ii) any shares which were available for grant under the Prior Plans on the effective date of the 2015 Plan or were subject to awards under the Prior Plans which, after the effective date of the 2015 Plan, were or are forfeited or lapse unexercised or were or are settled in cash and are not issued under the Prior Plans; (b) increase the number of shares that may be issued under the 2015 Plan pursuant to incentive stock options intended to qualify under Section 422 of the Internal Revenue Code by 475,000 shares to an aggregate of 803,289 shares; and (c) increase the maximum aggregate number of shares with respect to one or more stock awards that may be granted to any one person during a calendar year from 65,657 shares to 300,000 shares; and

WHEREAS, pursuant to Section 13.1 of the 2015 Plan, the Company may amend the 2015 Plan.

NOW, THEREFORE, BE IT RESOLVED, the 2015 Plan is hereby amended as follows:

“3.1 Number of Shares.

(a) Subject to Section 13.2 and Section 3.1(b), the aggregate number of Shares which may be issued or transferred pursuant to Awards under the Plan is (i) eight hundred three thousand two hundred eighty nine (803,289), plus (ii) any Shares which are available for grant under the Prior Plans on the Effective Date or are subject to awards under the Prior Plans which after the Effective Date are forfeited or lapse unexercised or are settled in cash and are not issued under the Prior Plans. No more than eight hundred three thousand two hundred eighty nine (803,289) Shares may be delivered upon the exercise of Incentive Stock Options. After the Effective Date, no awards may be granted under any Prior Plan, however, any awards under any Prior Plan that are outstanding as of the Effective Date shall continue to be subject to the terms and conditions of such Prior Plan.”

“3.2 Limitation on Shares Subject to Individual Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Section 13.2, the maximum aggregate number of Shares with respect to one or more Awards that may be granted to any one person during any calendar year shall be 300,000 Shares; provided, however, that the foregoing limitations shall not apply until the earliest of: (a) the first material modification of the Plan (including any increase in the number of shares reserved for issuance under the Plan in accordance with Section 3.1); (b) the issuance of all of the Shares reserved for issuance under the Plan; (c) the first meeting of stockholders at which members of the Board are to be elected that occurs after the close of the third calendar year following the calendar year in which occurred the first registration of an equity security of the Company under Section 12 of the Exchange Act; or (d) such other date required by Section 162(m) of the Code. To the extent required by Section 162(m) of the Code, shares subject to Awards which are canceled shall continue to be counted against the Award Limit.”

IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed as of the effective date written above.

RITTER PHARMACEUTICALS, INC.

By:	/s/ Michael D. Step
Name:	Michael D. Step
Title:	Chief Executive Officer